ARTICLES OF AMENDMENT
                                 TO THE
                        ARTICLES OF INCORPORATION
                                   OF
                   PACIFIC INTERNATIONAL HOLDING, INC.

ARTICLE I. In accordance with sections 16-10a-1003 and 16-10a-1006 of the Utah Revised Business Corporation Act, Pacific International Holding, Inc. ("Corporation"), does hereby adopt the following amendment (the "Amendment"), to its Articles of Incorporation:

(a)    The articles of incorporation are hereby amended by deleting all of
Article V and inserting the following in lieu thereof:

                                ARTICLE V
                           PRE-EMPTIVE RIGHTS

       The Shareholders of this Corporation shall have no pre-emptive rights.

ARTICLE II. The foregoing Amendment was adopted by the Board of Directors and Stockholders of the Corporation. The Amendment was adopted by separate written consents of the Board of Directors and Stockholders dated March 31, 2000, in accordance with sections 16-10a-821 and 16-10a-704 of the Utah Revised Business Corporation Act. The only Stockholders entitled to vote on the Amendment were holders of 4,844,378 shares of Common Stock, which are all of the issued and outstanding shares. The total number of votes cast in favor of the Amendment by Common Stock holders was 4,588,125, which is sufficient to approve the Amendment.

       IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf of the Corporation at its act and deed by the undersigned officer hereunto duly authorized, who certifies that the facts herein stated are true this 7th day of April, 2000.

                                     Pacific Holding International, Inc.

                                     /s/ Kitty Chow
                                     ---------------------
                                     Kitty Chow, President

                                     /s/ Kuen Chu
                                     ---------------------
                                     Kuen Chu, Secretary